UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008 (December 31, 2007)

CADENCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	1-15773	64-0694755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Main Street Starkville, Mississippi	39761
(Address of principal executive offices)	(Zip code)

(662) 343-1341

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2007, H. R. Foxworthy gave notice of his resignation as a member of the board of directors (the “Board”) of Cadence Financial Corporation (the “Company”) and of the executive committee of the Board, effective December 31, 2007. Mr. Foxworthy resigned due to his reaching the mandatory retirement age of 75 for members of the Board. The resignation was not related to any disagreement between Mr. Foxworthy and the Company on any matter.

In addition, on December 19, 2007, Gregory M. Duckett gave notice of his resignation as a member of the Board and of the nominating and corporate governance committee of the Board, effective December 31, 2007. Mr. Duckett resigned due to his election as a Class B director of the Federal Reserve of St. Louis. Class B Directors are prohibited from serving as a member of the board of directors of any bank or bank holding company under the Federal Reserve Act. The resignation was not related to any disagreement between Mr. Duckett and the Company on any matter.

The Company does not have any plans to fill either of these vacancies at this time.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2008	CADENCE FINANCIAL CORPORATION

/s/ Richard T. Haston
Richard T. Haston
Executive Vice President and Chief Financial Officer

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